Exhibit 99.1

TWINLAB CONSOLIDATED HOLDINGS ANNOUNCES THE APPOINTMENT

OF NAOMI WHITTEL AS ITS NEW CHIEF EXECUTIVE OFFICER

NEW YORK, NY and BOCA RATON, FL – March 17, 2016– Twinlab Consolidated Holdings, Inc. (OTCPK: TLCC) (“TCC” or “Twinlab”), today announced the appointment of Naomi Whittel as its new Chief Executive Officer, effective immediately. Tom Tolworthy, who previously held the position of President and CEO, has moved on from the Company to pursue other ventures and leaves Twinlab under the stewardship of Ms. Whittel.

“Our Board sincerely thanks Tom for his leadership and the many contributions he made on behalf of our Company for the past several years,” said David Van Andel, Chairman of the Board of Directors. “We are thrilled to be starting a new chapter with Naomi, who joined us following our acquisition of Organic Holdings LLC last October. The Board believes Naomi is the right person to execute the vision for Twinlab and build a best in class business over the long-term. We have a strong team, great brands and a growing customer platform. All of us at Twinlab are focused on strengthening our relationships with all our constituents.”

Ms. Whittel added, “I’m very excited for the upcoming year as we have significant opportunities ahead of us. Our combined product offering has never been stronger and we have well established and long-standing customer relationships in place. We also have great people and one of my primary goals is to better leverage our resources to drive sales and provide best-in-class products for the end-consumer. Twinlab maintains partnerships with some of the great retailers in this industry and we intend to maximize these relationships, while driving innovation.”

Personal Biography for Ms. Naomi Whittel

Ms. Whittel, President and CEO of Twinlab Consolidated Holdings (“Twinlab”) was also the CEO and Founder of Organic Holdings, which was acquired by Twinlab in October 2015. She started the Company with a goal of becoming an innovator in the health and wellness field by providing best-in-class, first-to-market nutritional supplements made with science-based ingredients. With two decades of experience in developing and managing sustainable companies in the health and wellness sector, Ms. Whittel launched more than 140 science-based products and won more than 30 industry awards for product excellence.

Ms. Whittel was named the Gold Stevie Award Winner as Female Executive of the Year of a consumer products company. Also in 2012, the Nutrition Business Journal (NBJ) awarded Reserveage Nutrition with the prestigious Business Achievement Award in the Mid-Size Company Growth Category. Ms. Whittel was the EY Entrepreneur of the Year 2013 Florida Award recipient in the Emerging category, as well as a national finalist.

Corporate Offices

632 BROADWAY, SUITE 201	600 E. QUALITY DRIVE	3133 ORCHARD VISTA DRIVE SE	2255 GLADES ROAD, SUITE 342W
NEW YORK, NY 10012	AMERICAN FORK, UT 84003	GRAND RAPIDS, MI 49546	BOCA RATON, FL 33431
Ph: 212.651.8500	Ph: 801.763.0700	Ph: 616.464.5000	Ph: 800.553.1896

About Twinlab Consolidated Holdings, Inc.

Twinlab Consolidated Holdings, Inc. ("TLCC"), is the parent holding company of Twinlab Consolidation Corporation, an industry-focused health and wellness company committed to developing top brands. With a strong focus on employee ownership, TLCC aligns the interest of all stakeholders and has a portfolio of products that are made in America using the finest ingredients from around the world. In addition to its namesake brand, Twinlab®, established in 1968, TLCC, through TCC and its subsidiaries, also manufactures and sells other well-known category leaders including the Metabolife® line of diet and energy products; the Twinlab® Fuel line of sports nutrition products; Alvita® teas, established in 1922 as a single-herb tea line; Trigosamine® joint support products; and premium nutritional and anti-aging / wellness supplements under the award winning Reserveage™ Nutrition family of brands. TCC also owns NutraScience Labs, which serves as its contract manufacturing division. Twinlab's manufacturing facility located in American Fork, Utah is an NSF GMP and NSF GMP for Sport certified facility. Visit www.tchhome.com for more information.

Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, those risks set forth in the "Item 1A. Risk Factors" section of the Annual Report on Form 10-K filed by TLCC with the Securities and Exchange Commission on March 31, 2015 as updated by TLCC's other SEC filings. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Company Contact:

Irina Lorenzi, CMO

ilorenzi@reserveage.com

Tel: 561.443.5306

Corporate Offices

632 BROADWAY, SUITE 201	600 E. QUALITY DRIVE	3133 ORCHARD VISTA DRIVE SE	2255 GLADES ROAD, SUITE 342W
NEW YORK, NY 10012	AMERICAN FORK, UT 84003	GRAND RAPIDS, MI 49546	BOCA RATON, FL 33431
Ph: 212.651.8500	Ph: 801.763.0700	Ph: 616.464.5000	Ph: 800.553.1896